UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 23, 2008

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 23, 2008, Intersections Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Marketplace Rule 4350, which requires listed companies to maintain committee membership by at least three independent directors. The deficiency in the Company’s audit committee composition resulted from the Board of Directors not nominating Steven F. Piaker to stand for re-election at the Company’s Annual Meeting of Stockholders held on May 21, 2008. Mr. Piaker was one of the Company’s independent directors and a member of the Company’s audit committee.

Nasdaq’s letter advises the Company that, consistent with Nasdaq Marketplace Rule 4350(d)(4), Nasdaq is providing the Company a cure period to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 21, 2009; or
•	if the next annual shareholders’ meeting is held before November 17, 2008, then the Company must evidence compliance no later than November 17, 2008.

The Company fully intends to regain compliance with Nasdaq Marketplace Rule 4350 within the allotted cure period.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2008

INTERSECTIONS INC.
By:	/s/ Madalyn Behneman
Name: Madalyn Behneman Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 25, 2008